Exhibit 99.1

EQT Reports First Quarter 2015 Earnings

Significant volume growth continues

PITTSBURGH--(BUSINESS WIRE)--April 23, 2015--EQT Corporation (NYSE: EQT) today announced first quarter 2015 net income attributable to EQT of $173.4 million, or $1.14 per diluted share (EPS), comparable to the first quarter 2014 earnings of $192.2 million, or $1.26 per diluted share. Adjusted net income was $164.3 million in the first quarter 2015, $41.2 million lower than the first quarter 2014, while 2015 adjusted EPS was $1.08, $0.27 lower. Adjusted operating cash flow attributable to EQT was $386.2 million in the first quarter 2015, $72.2 million lower than the first quarter 2014. The non-GAAP financial measures are detailed and reconciled in the Non-GAAP Disclosures section of this news release.

Highlights:

  Production sales volume was 37% higher
  Midstream gathering revenue was 44% higher
  Midstream transmission revenue was 38% higher
  Realized natural gas price was 33% lower
  Cash balance was $1.6 billion (excluding EQM)
  A $1.5 billion undrawn, unsecured revolver

RESULTS BY BUSINESS

EQT PRODUCTION

EQT Production achieved sales volume of 145.2 Bcfe in the first quarter 2015, 37% higher than the first quarter 2014, and 6.2% higher than the fourth quarter 2014.

The average realized sales price was 39% lower than last year, which more than offset the impact of the increase in sales volume. Operating income for the first quarter was $185.8 million, $91.4 million lower than the same quarter last year. Adjusted net operating revenue for the quarter (a non-GAAP financial measure) was $401.8 million, which was $83.6 million lower.

EQT Production’s operating expenses for the quarter were $316.4 million, $81.2 million higher than the same period last year, consistent with the significant growth in sales volume. Depreciation, depletion, and amortization (DD&A) was $40.2 million higher. Transportation and processing expenses, which were previously presented as revenue deductions, were $15 million higher than last year. Selling, general and administrative (SG&A) was $4.1 million higher, excluding $11.3 million due to rig termination charges and property impairments. Exploration expense was $11.1 million higher; and lease operating expense (LOE), excluding production taxes, was $1.7 million higher. Production taxes were $2.3 million lower resulting from lower unhedged price. Per unit LOE, including production taxes, was 30% lower.

The Company drilled (spud) 49 gross wells during the first quarter 2015, including 36 Marcellus wells, with an average length-of-pay of 5,280 feet; 11 Upper Devonian wells, with an average length-of-pay of 5,680 feet; and two Permian wells, with an average length-of-pay of 7,750 feet. Additionally, in response to low oil prices, the Company made a decision to suspend drilling on its acreage in the Permian Basin during the first quarter 2015.

Realized Price

In the first quarter, the Company’s average realized price was $3.70 per Mcfe, 33% lower than the $5.51 per Mcfe realized in the first quarter 2014 – with $2.77 per Mcfe allocated to EQT Production and $0.93 per Mcfe allocated to EQT Midstream.

Guidance

The Company increased its 2015 guidance for production sales volume to 585 – 600 Bcfe, including liquids volume of 9,000 – 10,000 MBBls. Second quarter volumes are estimated at 145 – 150 Bcfe, with liquids of 2,300 – 2,400 MBBls. The Company also expects the average differential to the NYMEX price forecast of negative $0.35 – negative $0.45 per Mcf for 2015; with an average differential to the NYMEX price of negative $0.75 – negative $0.80 per Mcf for the second quarter of 2015.

EQT MIDSTREAM

EQT Midstream’s first quarter 2015 operating income was $129.7 million, 56% higher than the first quarter of 2014; while net operating revenue was $206.6 million, 39% higher. Net gathering revenue was 44% higher at $128.9 million, resulting from a 47% increase in gathered volume. Net transmission revenue increased by 38% to $72.0 million, due to an increase in firm transmission contracted capacity in the second quarter 2014. Operating expenses for the quarter were $76.9 million, which was $11.2 million higher than the same period last year and consistent with the growth of the business. Per unit gathering and compression expense decreased by 31% as volume continued to grow faster than expenses.

OTHER BUSINESS

EQT Midstream Partners, LP (NYSE:EQM)

EQT owns a 30.2% limited partner interest and a 2.0% general partner (GP) interest in EQT Midstream Partners, LP, whose results are consolidated in EQT’s results. For the first quarter 2015, EQT Corporation recorded $47.7 million of earnings, or $0.31 per diluted share, attributable to noncontrolling interests. EQT Midstream Partners’ results were released today and are available at www.eqtmidstreampartners.com.

On April 21, 2015, EQT Midstream Partners announced a cash distribution to its unitholders of $0.61 per unit for the first quarter of 2015. EQT will receive $22.4 million in cash distributions, including $9.1 million related to its GP interest.

2015 CAPEX Forecast

The Company revised its capital expenditure (CAPEX) forecast to reflect negotiated service cost reductions. The revised CAPEX forecast is now $1.9 billion, with $1.7 billion for EQT Production and $200 – $225 million for EQT Midstream. This forecast excludes business development and land acquisitions, as well as capital to be invested at EQT Midstream Partners.

Northern West Virginia Marcellus Gathering System

In March 2015, EQT announced the sale of its Northern West Virginia Marcellus Gathering System, along with a preferred interest in an EQT subsidiary, to EQT Midstream Partners for $1.05 billion. EQT received $997.5 million in cash and $52.5 million in common and general partner units. In addition, EQT Midstream Partners will fund approximately $370 million of system expansion projects that are expected during the next several years. EQT Midstream Partners funded the acquisition with a public offering of 9.5 million common units, and cash drawn on its unsecured revolver.

Hedging

During the quarter, the Company added to its hedge position. The Company’s total natural gas production hedge position through December 2017 is:

	2015**	2016***	2017***
Fixed Price
Total Volume (Bcf)	234	167	31
Average Price per Mcf (NYMEX)*	$4.00	$4.14	$4.27

Collars
Total Volume (Bcf)	30	–	–
Average Floor Price per Mcf (NYMEX)*	$4.57	$–	$–
Average Cap Price per Mcf (NYMEX)*	$7.21	$–	$–

*	The average price is based on a conversion rate of 1.05 MMBtu/Mcf
**	April through December
***	For 2016 and 2017, the Company also has a natural gas sales agreement for 35 Bcf that includes a NYMEX ceiling price of $4.88/Mcf. The Company also sold calls/swaptions for 18 Bcf at a strike price of $4.24 per Mcf for 2016, and approximately 6 Bcf at a strike price of $3.93 per Mcf for 2017.

Operating Income

The Company reports operating income by segment in this news release. Interest, income taxes and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating (loss) income by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended March 31,
(thousands)	2015	2014
Operating income:
EQT Production	$185,843	$277,205
EQT Midstream	129,741	83,069
Unallocated expense	(825)	(3,483)
Operating income	$314,759	$356,791

Unallocated expense is primarily due to certain incentive compensation and administrative costs in excess of budget that are not allocated to the operating segments.

Marcellus Horizontal Well Status (cumulative since inception)

	As of 3/31/15	As of 12/31/14	As of 9/30/14	As of 6/30/14	As of 3/31/14
Wells spud	761	722	670	628	573
Wells online	560	531	480	439	390
Wells complete, not online	45	23	31	44	42
Frac stages (spud wells)*	19,169	18,640	17,119	15,632	13,512
Frac stages online	13,392	12,408	10,762	9,289	8,012
Frac stages complete, not online	1,391	673	968	1,381	959

*Includes planned stages for spud wells that have not yet been hydraulically fractured.

NON-GAAP DISCLOSURES

Adjusted Net Income and Adjusted Earnings per Diluted Share

Adjusted net income and adjusted earnings per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income and adjusted earnings per diluted share should not be considered as alternatives to net income or earnings per diluted share presented in accordance with GAAP.

The table below reconciles adjusted net income and adjusted earnings per diluted share with net income and earnings per diluted share, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2015.

	Three Months Ended March 31,
(thousands, except per share information)	2015	2014
Net income attributable to EQT, as reported	$173,427	$192,193
Add back (deduct):
Asset impairments and drilling program reduction charges	24,395	275
Hedging ineffectiveness loss	–	22,260
(Gain) loss on derivatives not designated as hedges	(43,592)	9,354
Cash settlements received (paid) on derivatives not designated as hedges	7,742	(11,301)
Tax impact	2,358	(7,316)
Subtotal	164,330	205,465
Loss from discontinued operations, net of tax	–	104
Adjusted net income attributable to EQT	$164,330	$205,569
Diluted weighted average common shares outstanding	152,756	152,759
Diluted EPS, as adjusted	$1.08	$1.35

Operating Cash Flow

Operating cash flow is a non-GAAP supplemental financial measure that is presented as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, and therefore, may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered as an alternative to net cash provided by operating activities presented in accordance with GAAP. The table below reconciles operating cash flow with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2015.

	Three Months Ended March 31,
(thousands)	2015	2014
Net Income	$221,168	$210,935
Add back / (deduct):
Depreciation, depletion and amortization	194,745	152,111
Asset impairments, non-cash	18,995	275
Deferred income tax (benefit) expense	(31,070)	85,878
Hedging ineffectiveness loss	–	22,260
(Gain) loss on derivatives not designated as hedges	(43,592)	9,354
Cash settlements received (paid) on derivatives not designated as hedges	7,742	(11,301)
Non-cash incentive compensation	15,441	11,317
Other items, net	(1,463)	(865)
Operating cash flow:	$381,966	$479,964

(Deduct) / add back:
Changes in other assets and liabilities	71,150	(4,103)
Net cash provided by operating activities	$453,116	$475,861

Adjusted Operating Cash Flow Attributable to EQT

Adjusted operating cash flow attributable to EQT is a non-GAAP supplemental financial measure that is presented as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT also includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, and therefore, may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT should not be considered as an alternative to net cash provided by operating activities presented in accordance with GAAP. The table below provides the calculation for adjusted operating cash flow attributable to EQT, as derived from the financial statements to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2015.

	Three Months Ended March 31,
(thousands)	2015	2014
Operating cash flow (a non-GAAP measure reconciled above)	$381,966	$479,964
(Deduct) / add back:
Noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA(a)	(62,542)	(22,763)
Exploration expense, cash	1,425	1,144
Drilling program reduction charges, cash	5,400	–
Cash taxes on transactions(b)	59,939	–
Adjusted operating cash flow attributable to EQT	$386,188	$458,345

(a)	Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures reconciled below.
(b)	Amount represents current tax expense related to the sale of NWV Gathering that will be paid in 2015.

EQT Production Adjusted Net Operating Revenues

The operational information in the EQT Corporation Price Reconciliation table below presents an average realized price ($/Mcfe) to EQT Production and EQT Corporation, which is based on EQT Production’s adjusted net operating revenues, a non-GAAP supplemental financial measure. EQT Production adjusted net operating revenues is presented because it is an important measure used by the Company’s management to evaluate period-to-period comparisons of earnings and cash flow trends. EQT Production adjusted net operating revenues should not be considered as an alternative to EQT Corporation operating revenues, the most directly comparable GAAP financial measure, to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2015. The tables below reconcile EQT Production adjusted net operating revenues, a non-GAAP supplemental financial measure, to EQT Corporation operating revenues.

The Company reports gain (loss) for hedging ineffectiveness and gain (loss) on derivatives not designated as hedges within total operating revenues.

Third-party costs incurred to gather, process and transport gas produced by EQT Production to market sales points are recorded as a portion of transportation and processing costs in the Company’s Statements of Consolidated Income, to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2015. Some transportation costs incurred by the Company are marketed for resale and are not incurred to transport gas produced by EQT Production. These transportation costs are reflected as a deduction from total operating revenues.

Calculation of EQT Production adjusted net operating revenues	Three Months Ended March 31,
$ in thousands (unless noted)	2015	2014
EQT Production total operating revenues	$502,194	$512,374
(Deduct) add back:
Loss for hedging ineffectiveness	–	22,260
(Gain) loss on derivatives not designated as hedges	(44,246)	5,140
Net cash settlements received (paid) on derivatives not designated as hedges	3,473	(9,717)
EQT Production transportation and processing	(59,640)	(44,629)
EQT Production adjusted net operating revenues, a non-GAAP measure	$401,781	$485,428
Total sales volumes (MMcfe)	145,198	106,123
Average realized price to EQT Production ($/Mcfe)	$2.77	$4.57
Add:
Gathering and Transmission to EQT Midstream ($/Mcfe)	$0.93	$0.94
Average realized price to EQT Corporation ($/Mcfe)	$3.70	$5.51
EQT Production total operating revenues	$502,194	$512,374
EQT Midstream total operating revenues	208,227	166,226
Less: intersegment revenues, net	(1,648)	(16,975)
EQT Corporation total operating revenues, as reported in accordance with GAAP	$708,773	$661,625

Adjusted EQT Midstream Partners EBITDA and Noncontrolling Interest Portion of Adjusted EQT Midstream Partners EBITDA

As used in this news release, adjusted EQT Midstream Partners EBITDA means EQT Midstream Partners' (Partnership) net income plus the Partnership’s interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash long-term compensation expense less other non-cash adjustments (if applicable), other Partnership income, capital lease payments, and adjusted EBITDA attributable to Jupiter and NWV Gathering prior to acquisition. As used in this news release, noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA means the portion of adjusted EQT Midstream Partners EBITDA attributable to the noncontrolling interest unit holders of the Partnership. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures that management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in the Partnership in relation to:

  the Company's operating performance as compared to other companies in its industry;
  the ability of the Company's assets to generate sufficient cash flow to make distributions to its investors;
  the Company's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company believes that adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA provide useful information to investors in assessing the Company's financial condition and results of operations. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA should not be considered as alternatives to the Partnership’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect the Partnership's net income. Additionally, because adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may be defined differently by other companies in the Company's or the Partnership's industries, the definition of adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA to the Partnership’s net income, as derived from the statements of consolidated operations to be included in the Partnership’s report on Form 10-Q for the quarter ended March 31, 2015.

	Three Months Ended March 31,
(thousands, unless noted)	2015	2014
Net Income, EQT Midstream Partners	$95,306	$54,998
Add:
Interest expense	11,457	5,655
Depreciation and amortization expense	11,927	9,997
Income tax expense	6,703	12,233
Non-cash long-term compensation expense	566	978
Less:
Other income	(714)	(269)
Capital lease payments for AVC	(8,844)	(6,979)
Adjusted EBITDA attributable to Jupiter prior to acquisition(a)	--	(25,237)
Adjusted EBITDA attributable to NWV Gathering prior to acquisition(b)	(19,841)	(10,287)
Adjusted EQT Midstream Partners EBITDA	$96,560	$41,089

Noncontrolling interest ownership percentage(c)	64.8%	55.4%
Noncontrolling interest portion of Adjusted EQT Midstream Partners EBITDA	$62,542	$22,763

(a)	Adjusted EBITDA attributable to Jupiter for the three months ended March 31, 2014 was calculated as net income of $14.6 million plus depreciation and amortization expense of $1.5 million plus income tax expense of $9.1 million.
(b)	Adjusted EBITDA attributable to NWV Gathering for the three months ended March 31, 2015 and 2014 was calculated as net income of $11.1 million and $5.5 million, respectively, plus depreciation and amortization expense of $2.0 million and $1.6 million, respectively, plus income tax expense of $6.7 million and $3.2 million, respectively.
(c)	Represents weighted average noncontrolling interest ownership percentage for the period.

Q1 2015 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at http://www.eqt.com, and on the investor information page of the Company’s web site at http://ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP (NYSE:EQM), for which EQT Corporation is the general partner and a significant equity owner, will host a conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via http://www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. EQT is the general partner and significant equity owner of EQT Midstream Partners, LP. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. Company shares are traded on the New York Stock Exchange as EQT.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

Visit EQT Corporation at www.EQT.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that the Company’s management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company is unable to provide a reconciliation of projected EBITDA to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

Similarly, the Company is unable to provide a reconciliation of its projected operating cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled); projected natural gas prices, basis, recoveries and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected production sales volume and growth rates (including liquids sales volume and growth rates); projected finding and development costs, operating costs, unit costs, well costs and midstream revenue deductions; projected gathering and transmission volume and growth rates; projected firm pipeline capacity and sales; the Company’s access to, and timing of, capacity on third-party pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector (OVC) and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EQT Midstream and EQT Midstream Partners, LP (Partnership) EBITDA; monetization transactions, including asset sales (dropdowns) to the Partnership and other asset sales, joint ventures or other transactions involving the Company’s assets; the percentage interest in EQT GP Holdings, LP (EQGP) the Company sells, and the Company’s use of proceeds from, the expected initial public offering of EQGP common units; the projected cash flows resulting from the Company’s general partner and limited partner interests and incentive distribution rights in the Partnership; internal rate of return (IRR) and returns per well; projected capital expenditures; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; projected operating revenues, cash flows and cash-on-hand; hedging strategy; the effects of government regulation and litigation; the Company dividend and Partnership distribution amounts and rates; and tax position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2014, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding the Partnership and its subsidiaries is derived from publicly available information published by the Partnership.

EQT CORPORATION AND SUBSIDIARIES STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

	Three Months Ended March 31,
	2015	2014
	(Thousands, except per share amounts)
Revenues:
Operating revenues	$665,181	$670,979
Gain (loss) on derivatives not designated as hedges	43,592	(9,354)
Total operating revenues	708,773	661,625

Operating expenses:
Transportation and processing	59,734	45,175
Operation and maintenance	28,247	25,221
Production	31,356	31,940
Exploration	12,554	1,419
Selling, general and administrative	67,378	48,968
Depreciation, depletion and amortization	194,745	152,111
Total operating expenses	394,014	304,834

Operating income	314,759	356,791

Other income	939	2,551
Interest expense	37,216	31,968
Income before income taxes	278,482	327,374
Income taxes	57,314	116,335
Income from continuing operations	221,168	211,039
Loss from discontinued operations, net of tax	—	(104)
Net income	221,168	210,935
Less: Net income attributable to noncontrolling interests	47,741	18,742
Net income attributable to EQT Corporation	$173,427	$192,193

Amounts attributable to EQT Corporation:
Income from continuing operations	$173,427	$192,297
Loss from discontinued operations	—	(104)
Net income	$173,427	$192,193

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	152,036	151,371
Income from continuing operations	$1.14	$1.27
Loss from discontinued operations	—	—
Net income	$1.14	$1.27
Diluted:
Weighted average common stock outstanding	152,756	152,759
Income from continuing operations	$1.14	$1.26
Loss from discontinued operations	—	—
Net income	$1.14	$1.26
Dividends declared per common share	$0.03	$0.03

EQT Corporation Price Reconciliation

	Three Months Ended
	March 31,
in thousands (unless noted)	2015	2014
LIQUIDS
NGLs:
Sales volume (MMcfe) (a)	13,281	7,767
Sales volume (Mbbls)	2,214	1,295
Gross price ($/Bbl)	$22.14	$55.71
Gross NGL sales	$49,014	$72,114
Third-party processing	(18,381)	(11,818)
Net NGL sales	$30,633	$60,296
Oil:
Sales volume (MMcfe) (a)	1,010	304
Sales volume (Mbbls)	168	51
Net price ($/Bbl)	$37.58	$83.10
Net oil sales	$6,328	$4,214

Net liquids sales	$36,961	$64,510

NATURAL GAS
Sales volume (MMcf)	130,907	98,052
NYMEX price ($/MMBtu) (b)	$2.99	$4.92
Btu uplift	$0.27	$0.35
Gross natural gas price ($/Mcf)	$3.26	$5.27

Basis ($/Mcf)	$ (1.00)	$ (0.24)
Recoveries ($/Mcf) (c)	1.52	1.26
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.06)	(0.10)
Average differential ($/Mcf)	$0.46	$0.92

Average adjusted price - unhedged ($/Mcf)	$3.72	$6.19
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.52	(0.29)
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.08	—
Average adjusted price, including cash settled derivatives ($/Mcf)	$4.32	$5.90

Net natural gas sales, including cash settled derivatives	$565,580	$577,703

TOTAL PRODUCTION
Total net natural gas & liquids sales, including cash settled derivatives	$602,541	$642,213
Total sales volume (MMcfe)	145,198	106,123

Net natural gas & liquids price, including cash settled derivatives ($/Mcfe)	$4.15	$6.05

Midstream Deductions ($/Mcfe)
Gathering to EQT Midstream	$(0.74)	$(0.73)
Transmission to EQT Midstream	(0.19)	(0.21)
Third-party gathering and transmission costs	(0.45)	(0.54)
Total midstream deductions	$(1.38)	$(1.48)
Average realized price to EQT Production ($/Mcfe)	$2.77	$4.57
Gathering and transmission to EQT Midstream ($/Mcfe)	$0.93	$0.94
Average realized price to EQT Corporation ($/Mcfe)	$3.70	$5.51

(a)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(b)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $2.98 and $4.94 for the three months ended March 31, 2015 and 2014, respectively.)
(c)	Includes approximately $0.22 and $0.15 per Mcf for the three months ended March 31, 2015 and 2014, respectively, for the sale of unused capacity.

UNIT COSTS	Three Months Ended March 31,
	2015	2014
Production segment costs: ($/Mcfe)
LOE	$0.11	$0.14
Production taxes	0.10	0.16
SG&A	0.28	0.24
	$0.49	$0.54
Midstream segment costs: ($/Mcfe)
Gathering and transmission	$0.16	$0.20
SG&A	0.14	0.14
	$0.30	$0.34
Total ($/Mcfe)	$0.79	$0.88

EQT PRODUCTION RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2015	2014
OPERATIONAL DATA

Sales volume detail (MMcfe):
Horizontal Marcellus Play (a)	121,471	83,126
Horizontal Huron Play	9,133	7,119
Other	14,594	15,878
Total production sales volumes (b)	145,198	106,123

Average daily sales volumes (MMcfe/d)	1,613	1,179

Average realized price to EQT Production ($/Mcfe)	$2.77	$4.57

Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.11	$0.14
Production taxes ($/Mcfe)	$0.10	$0.16
Production depletion ($/Mcfe)	$1.16	$1.21

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$169,028	$128,557
Other DD&A	2,435	2,682
Total DD&A (thousands)	$171,463	$131,239

Capital expenditures (thousands)	$481,974	$411,084

FINANCIAL DATA (thousands)

Revenues:
Production sales	$457,948	$539,774
Loss for hedging ineffectiveness	—	(22,260)
Gain (loss) on derivatives not designated as hedges	44,246	(5,140)
Total operating revenues	502,194	512,374

Operating expenses:
Transportation and processing	59,640	44,629
LOE, excluding production taxes	16,534	14,847
Production taxes	14,822	17,093
Exploration expense	12,544	1,412
SG&A	41,348	25,949
DD&A	171,463	131,239
Total operating expenses	316,351	235,169
Operating income	$185,843	$277,205

(a)	Includes Upper Devonian wells.
(b)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

EQT MIDSTREAM RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2015	2014
OPERATIONAL DATA
Net operating revenues (thousands):
Gathering
Firm reservation fee revenues	$58,373	$1,289
Volumetric based fee revenues:
Usage fees under firm contracts (a)	9,549	—
Usage fees under interruptible contracts	60,938	88,087
Total volumetric based fee revenues	70,487	88,087
Total gathering net revenues	$128,860	$89,376

Gathered volumes (BBtu per day)	2,054	1,402

Gathering and compression expense ($/MMBtu)	$0.11	$0.16

Transmission
Firm reservation fee revenues	$61,854	$41,805
Volumetric based fee revenues:
Usage fees under firm contracts (a)	8,575	8,876
Usage fees under interruptible contracts	1,536	1,428
Total volumetric based fee revenues	10,111	10,304
Total transmission net revenues	$71,965	$52,109

Transmission pipeline throughput (BBtu per day) (b)	2,238	1,600

Contracted firm transmission commitments (BBtu per day)	2,947	2,004

Storage, marketing and other revenues	$5,782	$7,220

Capital expenditures (thousands)	$72,575	$84,919

FINANCIAL DATA (thousands)
Total operating revenues	$208,227	$166,226
Purchased gas costs	1,620	17,521
Total net operating revenues	206,607	148,705
Operating expenses:
Operating and maintenance (O&M)	28,193	25,154
SG&A	25,478	19,473
DD&A	23,195	21,009
Total operating expenses	76,866	65,636

Operating income	$129,741	$83,069

(a)	Includes commodity charges and fees on volumes gathered or transported in excess of firm contracted capacity.
(b)	Includes volumes gathered or transported under interruptible contracts and volumes in excess of firm contracted capacity.

CONTACT:
EQT analyst inquires:
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqt.com
or
EQT Midstream Partners analyst inquires:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqt.com